Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports First Quarter 2015 Financial Results, Declares a

Dividend of $0.34 Per Share

BOSTON – May 11, 2015 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a direct lender to middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2015. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2015 dividend of $0.34 per share payable on June 30, 2015, to stockholders of record as of June 15, 2015.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of March 31, 2015
Portfolio results
Total assets	$772.5
Investment portfolio, at fair value	$748.4
Net assets	$447.7
Net asset value per share	$13.20
Weighted average yield on investments	11.7%

	Quarter ended March 31, 2015	Quarter ended March 31, 2014
Portfolio activity
Total portfolio investments made, at par	$17.9	$127.9
Number of new portfolio investments	—	7
Number of portfolio investments at end of period	57	58
Operating results
Total investment income	$23.8	$20.9
Net investment income	$11.9	$10.7
Net increase in net assets from operations	$15.6	$11.0
Net investment income per share	$0.35	$0.32
Dividends declared per share	$0.34	$0.34

“We are pleased to have maintained our attractive portfolio yield and to have produced net investment income for the fourth consecutive quarter that exceeds our dividend,” said Sam W. Tillinghast, THL Credit’s co-chief executive officer. “Originations in late 2014 and follow-on investments this quarter, along with additional fee income this quarter, drove net investment income that was in excess of our current dividend.”

Christopher J. Flynn, THL Credit’s co-chief executive officer, added, “Our investment activity this quarter reflects a somewhat slower market and our prudent and disciplined approach to investing and optimizing our portfolio. We remain committed to deploying capital only where we see the most attractive risk-adjusted yield for our shareholders. We continue to increase our investment in the Logan JV, which now has $76 million of investments. In April, together with our joint venture partner, Perspecta, we increased our aggregate commitment to the Logan JV from $150 million to $250 million.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on $17.9 million in follow-on investments in five existing portfolio companies.

Investments for the quarter included:

•	$8.0 million equity contribution to THL Credit Logan JV LLC;

•	$6.6 million in the senior secured term loan of Harrison Gypsum, LLC in support of an acquisition;

•	$2.3 million in the senior secured term loan of Wheels Up Partners, LLC for growth capital; and

•	$1.0 million in the equity of Virtus Pharmaceuticals, LLC and Freeport Financial SBIC Fund LP.

Notable realizations for the quarter included:

•	$16.9 million from the repayment of THL Credit’s subordinated debt investment in The Studer Group LLC.;

•	$16.2 million from the repayment of THL Credit’s subordinated debt investment in Country Pure Foods, LLC;

•	$9.3 million from the repayment of THL Credit’s senior secured debt investment in Ingenio Acquisition LLC, which included a prepayment premium of $0.2 million; and

•	$12.7 million from the partial sale of THL Credit’s first lien debt investment in Charming Charlie, LLC and second lien debt investment in BBB Industries US Holding, Inc.

These transactions bring the total fair value of THL Credit’s investment portfolio to $748.4 million across 57 portfolio investments at the end of the first quarter. The weighted average yield on the two new debt investments made this quarter was 10.6 percent. As of March 31, 2015, the weighted average yield of the debt and income-producing securities in the investment portfolio at their current cost basis was 11.7 percent. The weighted average yield on the debt investments alone at their current cost basis was 11.5 percent. As of March 31, 2015, THL Credit had one loan on non-accrual status with an aggregate amortized cost basis of $4.5 million and fair value of $3.0 million, or 0.6 percent and 0.4 percent of the portfolio’s amortized cost and fair value, respectively.

As of March 31, 2015, THL Credit’s investment portfolio at fair value was allocated 51 percent in first lien debt, including unitranche investments, 22 percent in second lien debt, 9 percent in subordinated debt, 10 percent in other income-producing securities and 8 percent in equity securities. As of March 31, 2015, based upon fair value, 77 percent of our debt investments bore interest based on floating rates (subject to interest rate floors), such as LIBOR, and 23 percent bore interest at fixed rates.

This compares to its portfolio as of Dec. 31, 2014, which had a fair value of $784.2 million across 60 investments allocated 50 percent in first lien debt, including unitranche investments, 22 percent in second lien debt, 13 percent in subordinated debt, 8 percent in other income-producing equity securities, and 7 percent in equity securities. The weighted average yield of the debt and other income-producing securities in the investment portfolio at their cost basis as of Dec. 31, 2014, was 11.7 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2014, was 11.6 percent. As of Dec. 31, 2014, THL Credit had no loans on non-accrual status. As of Dec. 31, 2014, 72 percent of our debt investments bore interest based on floating rates (subject to interest rate floors), such as LIBOR, and 28 percent bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2015 and 2014 was $23.8 million and $20.9 million, respectively, and consisted of $19.2 million and $15.9 million of interest income on debt securities (which included PIK interest of $0.5 million and $0.5 million, and prepayment premiums of $0.2 million and $0.3 million, respectively), $0.3 million and $2.1 million of dividend income, $2.0 million and $1.7 million of interest income on other income-producing securities, and $2.3 million and $1.2 million of other income, respectively.

The increases in investment income from the respective periods were primarily due to the growth in the overall investment portfolio since March 31, 2014, which led to higher interest income, as well as the increase in other income from fees. This was offset by lower dividends received from equity investments for the three months ended March 31, 2015.

Expenses

Expenses for the three months ended March 31, 2015 and 2014 were $11.9 million and $10.2 million, respectively. For the three months ended March 31, 2015 and 2014, base management fees were $3.0 million and $2.5 million, incentive fees totaled $3.0 million and $2.7 million, administrator and other expenses totaled $2.2 million and $2.0 million and fees and expenses related to THL Credit’s credit borrowings totaled $3.5 million and $2.4 million, respectively. In addition, for the three months ended March 31, 2015 and 2014, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.2 million and $0.6 million, respectively.

The increase in operating expenses for the respective periods was due primarily to the increase in base management fees and incentive fees related to the growth of the portfolio since March 31, 2014, as well as interest and fees, which was a result of an increase in the credit facility commitments and borrowings outstanding.

Net investment income

Net investment income totaled $11.9 million and $10.7 million, or $0.35 and $0.32 per share based upon weighted average common shares outstanding, for the three months ended March 31, 2015 and 2014, respectively.

The increase in net investment income for the respective periods is primarily attributable to the growth in the overall investment portfolio since March 31, 2014, which led to higher interest income, and as partially offset by an increase in base management fees, incentive fees and borrowing expenses.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2015, THL Credit recognized a net realized gain from the partial sales of Charming Charlie LLC and BBB Industries US Holdings, Inc. For the three months ended March 31, 2014, THL Credit recognized a net realized gain of $0.3 million related primarily to a gain of $0.7 million from distributions from Surgery Center Holdings, Inc. offset by a realized loss of $0.4 million recognized from the sale of THL Credit’s equity holdings in Jefferson Management Holdings, LLC. In addition, during the three months ended March 31, 2014, THL Credit recognized a current tax provision related to realized gains in connection with an adjustment to tax estimates of $0.3 million.

Net change in unrealized appreciation on investments

For the three months ended March 31, 2015 and 2014, THL Credit’s investment portfolio had a net change in unrealized appreciation of $3.7 million and $(0.6) million, respectively.

The net change in unrealized appreciation on our investments was driven primarily by changes in the capital market conditions and financial performance of certain portfolio investments.

Provision for taxes on unrealized gain on investments

For the three months ended March 31, 2015 and 2014, THL Credit recognized a benefit for tax on unrealized gains on investments of $0.2 million and $1.0 million for consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation of the investments held in these taxable consolidated subsidiaries as well as the change in prior year estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended March 31, 2015 and 2014, THL Credit’s interest rate derivative agreement had a net change in unrealized appreciation (depreciation) of ($0.2) million and $0.1 million, respectively.

The net change in unrealized depreciation was due to capital market changes impacting swap rates.

For the three months ended March 31, 2015 and 2014, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0.1 million and $0.1 million, respectively.

The changes were due to capital market changes impacting swap rates.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $15.6 million and $11.0 million, or $0.46 and $0.32 per share, for the three months ended March 31, 2015 and 2014, respectively.

The increase in net assets resulting from operations between the three months ended March 31, 2015 and 2014 is due primarily to the growth in net investment income and unrealized appreciation in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

THL Credit’s liquidity and capital resources are derived from its credit facilities, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of March 31, 2015, THL Credit had cash of $7.5 million. As of March 31, 2015, THL Credit had $311.9 million in outstanding borrowings, which was comprised of $106.5 million outstanding on the term loan, $155.4 million outstanding on the revolving credit facility, and $50.0 million outstanding on notes due 2021. As of March 31, 2015, borrowings outstanding had a weighted average interest rate of 3.63 percent. For the three months ended March 31, 2015, THL Credit borrowed $20.5 million and repaid $53.5 million on its revolving credit facility with proceeds from investment prepayments and sales and income earned.

For the three months ended March 31, 2015, THL Credit’s operating activities provided cash of $49.4 million primarily in connection with the sales and repayments of portfolio investments and its financing activities used cash of $33.0 million to repay borrowings and used $11.5 million for distributions to stockholders.

For the three months ended March 31, 2014, THL Credit’s operating activities used cash of $83.4 million primarily in connection with the purchase of investments and its financing activities provided cash of $101.0 million from the THL Credit’s net borrowings and used $11.5 million for distributions to stockholders.

RECENT DEVELOPMENTS

From April 1, 2015 through May 11, 2015, THL Credit made new and follow-on investments totaling $29.5 million in the consumer products, financial services, healthcare, manufacturing and transportation industries. Of the new and follow-on investments, 9.4 percent were first lien senior secured debt, 56.6 percent were second lien debt, 17.0 percent were subordinated debt and 17.0 percent were income-producing preferred equity securities. Of the new and follow-on debt investments, 79.6 percent were floating rate and 20.4 percent were fixed rate based upon principal balance. The follow-on debt investments and income-producing preferred equity investment had a weighted average yield based upon cost at the time of the investment of 12.0 percent

On April 13, 2015, the Logan JV Board of Directors authorized an increase in equity commitments to $250.0 million, of which THL Credit committed $200.0 million and Perspecta committed $50.0 million. As a result, total remaining equity commitments to Logan JV as of May 11, 2015 totaled $219.0 million, of which THL Credit’s share is $175.2 million and Perspecta’s share is $43.8 million.

On May 1, 2015, in accordance with the terms of the Logan JV Credit Facility, Deutsche Bank AG increased its commitment amount from $50.0 million to $75.0 million. Commitments under the Logan JV Credit Facility can be increased to $200 million subject to certain conditions.

On May 4, 2015, THL Credit completed the sale of $11.0 million of its first lien senior secured debt and $0.7 million of its equity in Igloo Products Corp., and affiliated entities, for a gain.

On May 5, 2015, THL Credit’s Board of Directors declared a dividend of $0.34 per share payable on June 30, 2015 to stockholders of record at the close of business on June 15, 2015.

As of May 11, 2015, Logan JV has $75.6 million of investments in 48 companies with a weighted average yield, based upon current cost, of 6.9 percent.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 12, 2015, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by Christopher J. Flynn and Sam W.Tillinghast, co-chief executive officers, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 25438390. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 19, 2015, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 25438390. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(in thousands, except per share data)

	March 31, 2015	December 31, 2014
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $679,238 and $726,811, respectively)	$687,176	$732,862
Controlled investments (cost of $60,199 and $52,208, respectively)	61,200	51,349
Non-controlled, affiliated investments (cost of $9 and $9, respectively)	9	9

Total investments at fair value (cost of $739,446 and $779,028, respectively)	$748,385	$784,220
Cash	7,519	2,656
Interest, dividends, and fees receivable	7,524	6,221
Deferred financing costs	6,629	7,021
Due from affiliate	892	1,216
Prepaid expenses and other assets	589	684
Other deferred assets	544	600
Receivable for paydown of investments	327	329
Deferred offering costs	44	—
Receivable for investments sold	—	9,538

Total assets	$772,453	$812,485

Liabilities:
Loans payable	$261,851	$294,851
Notes payable	50,000	50,000
Payable for investment purchased	—	10,400
Accrued incentive fees	4,033	4,175
Base management fees payable	3,005	2,810
Deferred tax liability	2,392	2,565
Accrued expenses and other payables	1,244	1,856
Other deferred liabilities	1,274	1,418
Accrued credit facility fees and interest	482	576
Interest rate derivative	395	213
Accrued administrator expenses	122	—

Total liabilities	324,798	368,864

Net Assets:
Preferred stock, par value $.001 per share, 100,000 preferred shares authorized,	—	—
no preferred shares issued and outstanding
Common stock, par value $.001 per share, 100,000 common shares	34	34
authorized, 33,905 shares issued and outstanding at
March 31, 2015 and December 31, 2014, respectively
Paid-in capital in excess of par	448,554	448,726
Net unrealized appreciation on investments, net of provision	6,547	2,627
for taxes of $2,392 and $2,565, respectively
Net unrealized depreciation on interest rate derivative	(395)	(213)
Accumulated undistributed net realized losses	(13,331)	(13,360)
Accumulated undistributed net investment income	6,246	5,807

Total net assets	447,655	443,621

Total liabilities and net assets	$772,453	$812,485

Net asset value per share	$13.20	$13.08

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the three months ended March 31,
	2015	2014
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$20,909	$17,552
Dividend income	—	2,147
Other income	1,653	442
From non-controlled, affiliated investments:
Other income	596	754
From controlled investments:
Interest income	238	—
Dividend income	328
Other income	38	—

Total investment income	23,762	20,895
Expenses:
Interest and fees on borrowings	3,081	2,089
Base management fees	3,005	2,524
Incentive fees	2,978	2,745
Administrator expenses	947	927
Other general and administrative expenses	686	562
Amortization of deferred financing costs	426	307
Professional fees	334	311
Directors’ fees	200	149

Total expenses	11,657	9,614
Income tax provision, excise and other taxes	195	581

Net investment income	11,910	10,700
Realized Gain and Change in Unrealized Appreciation on Investments:
Net realized gain on non-controlled, non-affiliated investments	30	299
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled, non-affiliated investments	1,886	(609)
Controlled, non-affiliated investments	1,861	—
Non-controlled, affiliated investments	—	—

Net change in unrealized appreciation on investments	3,747	(609)

Net realized and unrealized gain (loss) from investments	3,777	(310)
Provision for taxes on realized gain on investments	—	(321)
Benefit for taxes on unrealized gain on investments	173	971
Interest rate derivative periodic interest payments, net	(116)	(113)
Net change in unrealized appreciation (depreciation) on interest rate derivative	(182)	54

Net increase in net assets resulting from operations	$15,562	$10,981

Net investment income per common share:
Basic and diluted	$0.35	$0.32
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.46	$0.32
Dividends declared and paid	$0.34	$0.34
Weighted average shares of common stock outstanding:
Basic and diluted	33,905	33,905

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Houston, Los Angeles and New York. THL Credit is a direct lender to middle market companies that invests in first lien and second lien secured loans, including through unitranche investments, as well as subordinated debt, which may include an associated equity component such as warrants, preferred stock or other similar securities. In certain instances, THL Credit will also make direct equity investments and may also selectively invest in the residual interests, or equity, of collateralized loan obligations. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT THL CREDIT ADVISORS LLC

THL Credit Advisors LLC (“THL Credit Advisors”) is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit and its subsidiary maintain a variety of advisory and sub-advisory relationships across their investment platforms, including THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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